Exhibit 32
 Certification

Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (A) And (B) Of Section 1350, Chapter 63 of Title 18, United States Code)

The undersigned officers of Halcyon Jets Holdings, Inc. (the ‘‘Company’’), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.  Section 1350, that:

(1)	The Quarterly Report on form 10-Q for the quarter ended April 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 15, 2009	/s/ Gregory M. Cohen
Gregory M. Cohen Chief Executive Officer
/s/ Jan E. Chason
Jan E. Chason
Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.